Exhibit 99.1

SUBSCRIPTION AGREEMENT

China Inc.,
12520 A1 Westheimer #138
Houston, Texas 77077

Dear Madam/sir:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of China Inc. (the “Company”) at a price of $0.01 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Tian Jia solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Tian Jia.

MAKE CHECK PAYABLE TO: CHINA INC.

Executed this _____ day of ___________________, 2010.

______________________________________
Signature of Purchaser
______________________________________
Printed Name of Purchaser
______________________________________
Address of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________	X $0.01	___________	=	US$________________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ______	Check #: _______	Money Order/Cashier Check ______
CHINA

By: _________________Title:___________